Exhibit 99.2

Instruction Booklet

to the

Letter of Transmittal for the

OFFER TO EXCHANGE

up to 400,985,000 Shares of Class A Common Stock of

ZOETIS INC.

which are owned by Pfizer Inc.

for Shares of Common Stock of

PFIZER INC.

Pursuant to the Prospectus dated June 3, 2013

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 19, 2013, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF PFIZER COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Instruction Booklet to the Letter of Transmittal provides information and instructions on how to properly complete the Letter of Transmittal. We urge you to read this Instruction Booklet and the Prospectus dated June 3, 2013 (the “Prospectus”). After carefully reading these materials, please complete the enclosed Letter of Transmittal and return it to the Exchange Agent at one of the addresses listed below. You should complete the Letter of Transmittal only if you hold shares of common stock of Pfizer Inc. (“Pfizer”) in certificated form or in uncertificated form registered directly in your name in Pfizer’s share register.

The Information Agent for the Exchange Offer is:

GEORGESON INC.

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

1-866-628-6024 (toll-free in the United States)

1-800-223-2064 (toll-free for banks and brokers)

00800 3814-3814 (toll-free in Sweden)

+1-781-575-3340 (all others outside the U.S.)

The Exchange Agent for the Exchange Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By Mail:	By Overnight:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021

IMPORTANT—PLEASE READ THIS INSTRUCTION BOOKLET CAREFULLY BEFORE COMPLETING THE ENCLOSED LETTER OF TRANSMITTAL

Ladies and Gentlemen:

Reference is made to the prospectus, dated June 3, 2013 (the “Prospectus”), the enclosed Letter of Transmittal and this Instruction Booklet to the Letter of Transmittal (this “Instruction Booklet”), which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “exchange offer”) by Pfizer Inc., a Delaware corporation (“Pfizer”), up to 400,985,000 shares of Class A common stock, par value $0.01 per share (“Zoetis common stock”) of Zoetis Inc., a Delaware corporation (“Zoetis”), owned by Pfizer for shares of Pfizer common stock, par value $0.05 per share (“Pfizer common stock”), that are validly tendered prior to the expiration of this exchange offer and not validly withdrawn, at an exchange ratio of shares of Zoetis common stock for each share of Pfizer common stock tendered, upon the terms and subject to the conditions set forth herein and in the Prospectus. The exchange offer and related withdrawal rights will expire at 12:00 midnight, New York City time, on June 19, 2013, unless extended or terminated in accordance with applicable law and the terms of the exchange offer. The term “expiration date” means the latest time and date at which the exchange offer, whether or not extended, will expire.

Upon the terms and subject to the conditions of the exchange offer, by executing the Letter of Transmittal, I hereby irrevocably appoint Pfizer’s designees as my attorneys-in-fact and proxies, each with full power of substitution, to the full extent of my rights with respect to my shares of Pfizer common stock tendered and accepted for exchange by Pfizer and with respect to any and all other shares of Pfizer common stock and other securities issued or issuable in respect of the shares of Pfizer common stock on or after the expiration of the exchange offer. That appointment is effective when and only to the extent that Pfizer deposits the shares of Zoetis common stock for the shares of Pfizer common stock that I have tendered with Computershare Trust Company, N.A. (the “Exchange Agent”). All such proxies shall be considered coupled with an interest in the tendered shares of Pfizer common stock and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that I have given will be revoked and I may not give any subsequent proxies (and, if given, they will not be deemed effective). Pfizer’s designees will, with respect to the shares of Pfizer common stock for which the appointment is effective, be empowered, among other things, to exercise all of my voting and other rights as they, in their sole discretion, deem proper. Pfizer reserves the right to require that, in order for shares of Pfizer common stock to be deemed validly tendered, immediately upon Pfizer’s acceptance for exchange of those shares of Pfizer common stock, Pfizer must be able to exercise full voting rights with respect to such shares.

In connection with the exchange offer and my tender of shares of Pfizer common stock, by executing the Letter of Transmittal, I hereby represent and warrant to Pfizer that:

(i) I have full power and authority to tender, sell, assign and transfer the shares that I have tendered;

(ii) when Pfizer accepts such shares for exchange pursuant to the exchange offer, Pfizer will acquire good, marketable and unencumbered title such shares, free and clear of all liens, restrictions, changes and encumbrances and not subject to any adverse claims;

(iii) (a) I have a net long position equal to or greater than the amount of (1) shares of Pfizer common stock tendered or (2) other securities immediately convertible into or exchangeable or exercisable for the shares of Pfizer common stock tendered and I will acquire such shares for tender by conversion, exchange or exercise; and (b) I will cause such shares to be delivered in accordance with the terms of the Prospectus;

(iv) my participation in the exchange offer and tender of such shares complied with Rule 14e-4 and the applicable laws of both the jurisdiction where I received the materials relating to the exchange offer and the jurisdiction from which the tender is being made; and

(v) FOR NON-U.S. PERSONS: I acknowledge that Pfizer has advised me that it has not taken any action under the laws of any country outside the United States to facilitate a public offer to exchange Pfizer common stock or Zoetis common stock in that country; that there may be restrictions that apply in other countries, including with respect to transactions in Pfizer common stock or Zoetis common stock in my home country; that, if I am located outside the United States, my ability to tender Pfizer common stock in the exchange offer will depend on whether there is an exemption available under the laws of my home country that would permit me to participate in the exchange offer without the need for Pfizer or Zoetis to take any action to facilitate a public offering in that country or otherwise; that Pfizer will rely on my representation that my participation in the exchange offer is made pursuant to and in compliance with the applicable laws in the jurisdiction in which I am resident or from which I am tendering my shares and in a manner that will not require Pfizer or Zoetis to take any action to facilitate a public offering in that country or otherwise; and that Pfizer will rely on my representations concerning the legality of my participation in the exchange offer in determining to accept any shares that I am tendering for exchange.

By executing the Letter of Transmittal, I will, upon request, execute and deliver any further documents that either the Exchange Agent or Pfizer deems to be necessary or desirable to complete the sale, assignment and transfer of the shares I have tendered, and all authority I have conferred or agreed to confer in the Letter of Transmittal and all of my obligations hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives, and shall survive and not be affected by my death or incapacity.

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Exchange Offer

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE IN THE EXCHANGE OFFER, THE EXCHANGE AGENT MUST RECEIVE, ON OR BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE OF THE EXCHANGE OFFER, (A)(I) SHARE CERTIFICATES REPRESENTING ALL TENDERED SHARES OF PFIZER COMMON STOCK, (OTHER THAN DIRECT REGISTRATION SHARES) IN PROPER FORM FOR TRANSFER OR (II) WITH RESPECT TO SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, CONFIRMATION OF A BOOK-ENTRY TRANSFER OF THOSE SHARES IN THE EXCHANGE AGENT’S ACCOUNT AT DTC (A “DTC CONFIRMATION”); (B) THE LETTER OF TRANSMITTAL OR, IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE; AND (C) ANY OTHER REQUIRED DOCUMENTS.

1. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If the Letter of Transmittal is signed by the registered holder(s) of the shares of Pfizer common stock tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration or as reflected on the Letter of Transmittal for shares of Pfizer common stock in uncertificated form registered directly in Pfizer’s share register (“Direct Registration Shares”), without alteration, enlargement or any change whatsoever. If any of the shares of Pfizer common stock tendered by the Letter of Transmittal are held of record by two or more joint owners, each such owner must sign the Letter of Transmittal.

If any of the shares of Pfizer common stock tendered by the Letter of Transmittal are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If the Letter of Transmittal or any share certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit to the Exchange Agent proper evidence satisfactory to Pfizer of the authority of such person to so act. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.

If the Letter of Transmittal is signed by the registered holder(s) of the shares of Pfizer common stock listed and transmitted thereby, no endorsements of share certificates or separate stock powers are required.

If the certificate(s) of Pfizer common stock or Direct Registration Shares are registered in the name of a person other than the person who signs the Letter of Transmittal, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders(s) appear on the face of the certificates or as reflected on the Letter of Transmittal for Direct Registration Shares without alteration, enlargement or any change whatsoever, with the signature(s) on the certificates or stock powers guaranteed by an Eligible Institution (as defined below in Instruction 2).

2. Signature Guarantees. All signatures on the Letter of Transmittal must be guaranteed by a firm which is a member in good standing of the Securities Transfer Agents Medallion Program or by an eligible guarantor institution (as defined in Rule 17Ad-15 under the Exchange Act) (each of the foregoing, an “Eligible Institution”), unless (a) the Letter of Transmittal is signed by the registered holder(s) of shares of Pfizer common stock tendered therewith, and such holder(s) has (have) not completed the “Special Transfer Instructions” or “Special Delivery Instructions,” as applicable, enclosed with the Letter of Transmittal or (b) such shares of Pfizer common stock are tendered for the account of an Eligible Institution. Holders of Pfizer common stock may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signature on such documents may also need to be guaranteed. See Instruction 1.

3. Delivery of Letter of Transmittal and Certificates or Book-Entry Confirmations. The Letter of Transmittal shall be used (i) if you are tendering certificated shares and share certificates are forwarded with the Letter of Transmittal or pursuant to a Notice of Guaranteed Delivery, or (ii) if Direct Registration Shares registered in your name are to be tendered. In either of these cases, you must return an original executed copy of the Letter of Transmittal to the Exchange Agent to one of the addresses set forth at the end of this Instruction Booklet. However, as more fully described in Instruction 4 below, you may use a facsimile transmission to tender shares via a Notice of Guaranteed Delivery.

Please do not send any share certificates, Letters of Transmittal or other documents directly to Pfizer, Zoetis, the Information Agent or any of the dealer managers. The Exchange Agent must receive, on or before the expiration date of the exchange offer at its address set forth herein (and subject to the possibility of delivering a Notice of Guaranteed Delivery):

(i) (a) share certificates representing all tendered shares of Pfizer common stock (other than any Direct Registration Shares), in proper form for transfer; or (b) in the case of shares delivered by book-entry transfer through DTC, a DTC Confirmation);

(ii) a Letter of Transmittal for shares of Pfizer common stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined below); and

(iii) any other required documents (whether required by the Letter of Transmittal or otherwise).

A properly completed and duly executed Letter of Transmittal must accompany each delivery of shares to the Exchange Agent (whether such shares are certificated or in uncertificated Direct Registration Shares).

THE METHOD USED TO DELIVER THE SHARE CERTIFICATES OF SHARES OF PFIZER COMMON STOCK AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS IS NOT EFFECTIVE AND RISK OF LOSS OF THE SHARES DOES NOT PASS TO THE EXCHANGE AGENT UNTIL THE EXCHANGE AGENT RECEIVES SUCH DOCUMENTS (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE AND A DTC CONFIRMATION). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. All tendering stockholders, by executing the Letter of Transmittal or causing an agent’s message and a DTC Confirmation to be delivered, waive any right to receive any notice of the acceptance of their shares of Pfizer common stock for exchange.

All questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of a tender of shares of Pfizer common stock will be determined by Pfizer in its sole discretion. Pfizer may delegate such power in whole or in part to the Exchange Agent. A valid tender will not be deemed to have been made until all defects and irregularities have been cured or waived, but Pfizer reserves the right to waive any irregularities or defects in the tender of any shares of Pfizer common stock. Any such determinations may be challenged in a court of competent jurisdiction.

If you hold Pfizer common stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should not use the Letter of Transmittal to direct the tender of your shares, but instead should follow the instructions sent to you by that institution. That institution must notify DTC and cause it to transfer the shares into the Exchange Agent’s account in accordance with DTC procedures. If that institution holds shares of Pfizer stock through DTC, it must also ensure that the Exchange Agent receives a DTC Confirmation and an agent’s message from DTC confirming the book-entry transfer of your shares of Pfizer common stock. The term “agent’s message” means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares that are the subject of the accompanying DTC Confirmation that (i) such participant has received and agrees to be bound by the terms of the Letter of Transmittal and the related Instruction Booklet and (ii) Pfizer may enforce such agreement against the participant.

4. Notice of Guaranteed Delivery. Stockholders (i) whose share certificates are not immediately available; (ii) who cannot comply with the procedures for book-entry transfer on a timely basis; or (iii) who cannot deliver shares or other required documents to the Exchange Agent on or before the expiration date of the exchange offer may still tender their shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure described in the Prospectus under “The Exchange Offer—Procedures for Tendering.” Those procedures require that:

1. such tender must be made by or through an Eligible Institution;

2. on or before the expiration date of the exchange offer, the Exchange Agent must receive a properly completed and duly executed Notice of Guaranteed Delivery (substantially in the form provided by Pfizer); and

3. by no later than 5:00 p.m., New York City time, on the third New York Stock Exchange trading day after the date of execution of such Notice of Guaranteed Delivery, the Exchange Agent must receive (a) share certificate(s) representing all tendered shares of Pfizer common stock, in proper form for transfer (or, with respect to shares delivered by book-entry form through DTC, a DTC Confirmation); (b) a Letter of Transmittal for shares of Pfizer common stock properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message; and (c) any other required documents (whether required by the Letter of Transmittal or otherwise).

Registered stockholders (including any participant in DTC whose name appears on a security position listing of DTC as the owner of shares of Pfizer common stock) may transmit the Notice of Guaranteed Delivery by facsimile transmission or mail it to the Exchange Agent. If you hold shares of Pfizer common stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must submit any Notice of Guaranteed Delivery on your behalf. You must, in all cases, include a Medallion guarantee by an eligible institution in the form set forth in the Notice of Guaranteed Delivery.

5. Partial Tenders (Applicable Only to Persons Tendering Certificated Shares). If you are tendering fewer than all of the shares of Pfizer common stock evidenced by any share certificate you deliver to the Exchange Agent, you must check the applicable box and fill in the number of shares that you are tendering in the space provided on the second page of the Letter of Transmittal. In such cases, promptly after the expiration of the exchange offer, the Exchange Agent will credit the remainder of the shares of Pfizer common stock that were evidenced by the certificate(s) but not tendered, to a Direct Registration Share account in the name of the registered holder(s) maintained by Pfizer’s transfer agent, unless otherwise provided below in Instruction 8 hereto. Unless you indicate otherwise, all of the shares of Pfizer common stock represented by share certificates delivered to the Exchange Agent will be deemed to have been tendered. No share certificates are expected to be delivered to you, including in respect of any shares delivered to the Exchange Agent that were previously in certificated form.

6. Inadequate Space. If the space provided in the Letter of Transmittal is inadequate, the certificate numbers and/or the number of shares of Pfizer common stock and any other required information should be listed on a separate schedule and attached to the Letter of Transmittal. Each page of such schedule should be separately signed in the same manner as the Letter of Transmittal is signed.

7. Odd-Lot Shares. Stockholders who directly or beneficially own fewer than 100 shares of Pfizer common stock (“Odd-Lot Preference”) who wish to tender all of their shares of Pfizer common stock may check the box under “Proration/Odd Lot” on the second page of the Letter of Transmittal. Such stockholders will receive preferential treatment if this exchange offer is oversubscribed, in that all such shares of Pfizer common stock tendered will be accepted for exchange and will not be subject to proration. If Odd-Lot Shares are held by a broker or similar institution for a stockholder’s account, that stockholder should contact such entity, so that it can request such preferential treatment on behalf of that stockholder. Participants in Pfizer or Zoetis employee benefit plans are not eligible for this preference. Beneficial holders of more than 100 shares Pfizer common stock, even those holders with separate stock certificates representing less than 100 shares, and those who own less than 100 shares but do not tender all of their shares, are not eligible for such preferential treatment.

8. Special Issuance and Delivery Instructions. If (i) a check for cash in lieu of fractional shares of Zoetis common stock or shares of Zoetis common stock are to be issued in the name of, and/or shares of Pfizer common stock not tendered or not accepted for exchange are to be issued or returned to, a person other than the signer(s) of the Letter of Transmittal; or (ii) a check is to be mailed to a person other than the signer(s) of the Letter of Transmittal or to an address other than that shown in the box on the first page of the Letter of Transmittal, then the appropriate instructions in the “Special Transfer Instructions” and “Special Delivery Instructions,” as applicable, enclosed with the Letter of Transmittal should be completed. If no such instructions are given, shares of Pfizer common stock not tendered or not accepted in the exchange offer and/or shares of Zoetis common stock will be credited in book-entry form in a book-entry share account, in the name of the registered holder maintained by Pfizer’s transfer agent.

With respect to any shares tendered through DTC, a Pfizer stockholder may request that shares not exchanged be credited to a different account maintained at DTC by providing the appropriate instructions pursuant to DTC’s applicable procedures. If no such instructions are given, all such shares not accepted will be returned by crediting the same account at DTC as the account from which such shares were delivered.

Physical certificates representing shares of Zoetis common stock will not be issued pursuant to the exchange offer. Rather than issuing physical certificates for such shares to tendering stockholders, the exchange agent will cause shares of Zoetis common stock to be credited in book-entry form to direct registered accounts maintained by Zoetis’s transfer agent for the benefit of the respective holders (or, in the case of shares tendered through DTC, to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders). Promptly following the crediting of shares to your respective direct registered account, you will receive a statement from Zoetis’s transfer agent evidencing your holdings, as well as general information on the book-entry form of ownership.

9. Requests for Assistance or Additional Copies. You may direct any questions or requests for assistance to the Information Agent at its telephone number and address set forth on the first page of this Instruction Booklet, or to your broker, dealer, commercial bank, trust company, custodian or similar institution. You may obtain additional copies of the Prospectus, the Letter of Transmittal, this Instruction Booklet, the Notice of Guaranteed Delivery, the form of Notice of Withdrawal and other exchange offer materials from the Information Agent at Pfizer’s expense.

10. Backup Withholding. In order to avoid U.S. federal “backup withholding” at a rate of 28 percent with respect to cash received in exchange for fractional shares pursuant to the exchange offer, each holder submitting shares of Pfizer common stock must provide the Exchange Agent with the holder’s correct Taxpayer Identification Number (“TIN”), generally the stockholder’s social security or federal employer identification number, on the Form W-9, which is provided in the Letter of Transmittal or, alternatively, must establish another basis for exemption from backup withholding. A holder must cross out item (2) under Section D (Certification) of the Form W-9 if such holder has been notified by the IRS that such holder is currently subject to backup withholding because of underreporting interest or dividends on such holder’s tax return. In addition to potential penalties, failure to provide the correct information on the Form W-9 may subject the holder to 28% federal backup withholding on any cash payments made to such holder pursuant to the exchange offer. If the holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such holder should write “Applied For” in the space for the TIN and sign and date the Form W-9. If “Applied For” is written in the space for the TIN and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 28% from any cash payments made to such holder. A holder that is not a U.S. person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed Form W-8BEN, Form W-8ECI, Form W-8EXP or Form W-8IMY, as applicable (which can be obtained from the Internal Revenue Service (the “IRS”) website http://www.irs.gov or by contacting the Exchange Agent) signed under penalty of perjury, attesting to that holder’s exempt status. Please see “Important U.S. Federal Tax Information” below.

11. Lost, Stolen, Mutilated or Destroyed Certificates. If any certificate(s) representing your shares of Pfizer common stock have been lost, stolen, mutilated or destroyed and you wish to tender those shares, you will need to contact Computershare Trust Company, N.A., the transfer agent for Pfizer, at 1-877-373-6374, for instructions as to obtaining an Affidavit of Loss. The executed Affidavit of Loss will then be required to be submitted together with this completed Letter of Transmittal in order to tender your shares of Pfizer common stock. In certain circumstances, you may be required to pay a fee. In addition, a bond may be required to be posted by you to secure against the risk the certificates may be subsequently re-circulated. You are urged to contact Computershare Trust Company, N.A. immediately in order to receive further instructions, to permit timely processing of this documentation, and for a determination as to whether you will need to pay a fee or post a bond.

12. Withdrawal. You may withdraw your previously tendered shares of Pfizer common stock at any time before 12:00 midnight, New York City time, on the expiration date of the exchange offer and, unless Pfizer has previously accepted them pursuant to the exchange offer, such shares may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Pfizer accepts shares of Pfizer common stock pursuant to the exchange offer, any tendering Pfizer stockholders’ tender is irrevocable. In order to withdraw your shares, you must provide a written Notice of Withdrawal or facsimile transmission of Notice of Withdrawal to the Exchange Agent at one of its addresses or fax number, respectively, set forth on the back cover of the Prospectus. That notice must include your name and the number of shares of Pfizer common stock to be withdrawn, and, if it is different from that of the person who tendered those shares, the name of the registered holder. Pfizer has provided to registered holders a form of Notice of Withdrawal, which you may use to withdraw your shares. You may obtain additional forms of Notices of Withdrawal from the Information Agent.

If certificates have been delivered or otherwise identified to the Exchange Agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the shares withdrawn must also be furnished to the Exchange Agent, as stated above, in order for you to receive certificates in return for any withdrawn shares. If shares have been tendered pursuant to the procedures for book-entry tender through DTC, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with DTC’s procedures.

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written Notice of Withdrawal or facsimile notice of withdrawal to the Exchange Agent on your behalf before 12:00 midnight, New York City time, on the expiration date of the exchange offer. If you hold your shares through such an institution, that institution must deliver the Notice of Withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a Notice of Withdrawal for such shares directly to the Exchange Agent. Any shares of Pfizer common stock validly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. However, you may re-tender withdrawn shares of Pfizer common stock by following one of the procedures described in the Prospectus under “The Exchange Offer—Procedures for Tendering” at any time prior to the expiration of the exchange offer.

Withdrawing Your Shares After the Final Exchange Ratio Has Been Determined. Subject to any voluntary extension by Pfizer of the exchange offer period, the final exchange ratio will be available by 4:30 p.m., New York City time, on the expiration date of the exchange offer at www.zoetisexchange.com and from the Information Agent at 1-866-628-6024 (toll-free in the United States), 1-800-223-2064 (toll-free for banks and brokers), 00800 3814-3814 (toll-free in Sweden) or +1-781-575-3340 (all others outside the U.S.). If you are a registered stockholder of Pfizer common stock (which will include persons holding certificated shares or Direct Registration Shares) and you wish to withdraw your shares after the final exchange ratio has been determined, then you must deliver a written Notice of Withdrawal or facsimile transmission Notice of Withdrawal to the Exchange Agent prior to 12:00 midnight, New York City time, on the expiration date of the exchange offer, in the form of the Notice of Withdrawal. Medallion guarantees will not be required for such withdrawal notices. If you hold Pfizer common stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, any Notice of Withdrawal must be delivered by that institution on your behalf. DTC is expected to remain open until 5:00 p.m., New York City time, and institutions may be able to process withdrawals through DTC during that time (although we cannot assure you that will be the case). Once DTC has closed, if you beneficially own shares that were previously delivered through DTC, then in order to withdraw your shares the institution through which your shares are held must deliver a written Notice of Withdrawal or facsimile transmission Notice of Withdrawal to the Exchange Agent prior to 12:00 midnight, New York City time, on the expiration date of the exchange offer. Such Notice of Withdrawal must be in the form of DTC’s Notice of Withdrawal and must specify the name and number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with DTC’s procedures. Shares can be withdrawn only if the Exchange Agent receives a withdrawal notice directly from the relevant institution that tendered the shares through DTC. On the last trading day of the exchange offer, beneficial owners who cannot contact the institution through which they hold their shares will not be able to withdraw their shares. If the upper limit is in effect at the expiration of the currently anticipated exchange offer period, then the final exchange ratio will be fixed at the upper limit and the exchange offer will be automatically extended until 12:00 midnight, New York City time, on the second following trading day, which will permit stockholders to tender or withdraw their shares of Pfizer common stock during those days.

Except as otherwise provided above, any tender made under the exchange offer is irrevocable.

13. Waiver of Conditions. Pfizer reserves the absolute right in its sole discretion, subject to applicable law, to waive any of the specified conditions, in whole or in part, to the exchange offer at any time, other than the conditions relating to the absence of an injunction and the effectiveness of the registration statement for Zoetis common stock to be distributed in the exchange offer.

14. Irregularities. Pfizer reserves the absolute right to reject any and all tenders of shares of Pfizer common stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Pfizer also reserves the absolute right to waive any of the conditions of the exchange offer, other than the conditions relating to the absence of an injunction and the effectiveness of the registration statement for Zoetis common stock to be distributed in the exchange offer, or any defect or irregularity in the tender of any shares of Pfizer common stock.

No tender of shares of Pfizer common stock is valid until all defects and irregularities in tenders of such shares have been cured or waived. None of Pfizer, the dealer managers, the Exchange Agent, the Information Agent or any other person is or will be under any duty to give notice of any defects or irregularities in the tender of Pfizer common stock and none of them will incur any liability for failure to give any such notice.

Pfizer will make all determinations regarding the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Pfizer common stock and any notice of withdrawal in its sole discretion. Pfizer’s determinations and interpretations of the terms and conditions of this exchange offer, including the Letter of Transmittal and the instructions contained in this Instructional Booklet may be challenged in a court of competent jurisdiction.

IMPORTANT U.S. FEDERAL TAX INFORMATION

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THE FOLLOWING DISCUSSION OF IMPORTANT U.S. FEDERAL TAX INFORMATION IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY PFIZER OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Each holder who tenders shares of Pfizer common stock in the exchange offer, or such holder’s assignee (in either case, the “Payee”) is required to provide its correct Taxpayer Identification Number (“TIN”) on the Form W-9, which is included in the Letter of Transmittal, and to certify under penalties of perjury that such number is correct, or otherwise establish a basis for exemption from backup withholding. For instructions as to the proper TIN to be provided, see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Form W-9” (the “Guidelines”). If the Payee does not provide its correct TIN or an adequate basis for an exemption, such Payee may be subject to a penalty imposed by the IRS and backup withholding in an amount equal to 28% of any cash payment made to the holder with respect to Pfizer common stock tendered in connection with the exchange offer. Backup withholding is not an additional tax. Rather, any amount of tax withheld will be credited against the tax liability of the person subject to the withholding. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

To prevent backup withholding, each Payee that is a U.S. person (including a U.S. resident alien), as defined under the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations, must provide (i) its correct TIN by completing the Form W-9 included in the Letter of Transmittal, certifying, under penalties of perjury, (x) that the TIN provided is correct (or that such Payee is awaiting a TIN), (y) that the Payee is not subject to backup withholding because (A) the Payee is exempt from backup withholding, (B) the Payee has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified the Payee that it is no longer subject to backup withholding, and (z) that such Payee is a U.S. person (including a U.S. resident alien), or (ii) if applicable, an adequate basis for exemption. A holder must cross out item (2) under Section D (Certification) of the Form W-9 if such holder has been notified by the IRS that such holder is currently subject to backup withholding because of underreporting interest or dividends on such holder’s tax return.

If the Payee does not have a TIN, such Payee should consult the enclosed Guidelines for instructions on applying for a TIN, write “Applied For” in the space for the TIN and sign and date the Form W-9. If “Applied For” is written in the space for the TIN, 28% of any cash payment made to the holder with respect to Pfizer common stock tendered in connection with the exchange offer will be withheld unless a TIN is provided by the time payment is made.

If the shares of Pfizer common stock are in more than one name or are not in the name of the actual owner, please consult the Guidelines for information on which TIN to report.

Certain Payees (including, among others, corporations and certain foreign persons) are not subject to these backup withholding requirements. Exempt U.S. holders should indicate their exempt status on Form W-9. A holder that exchanges shares of Pfizer common stock in the exchange offer that is not a U.S. person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-8EXP or IRS Form W-8IMY, as applicable, signed under penalties of perjury, attesting to such Payee’s exempt status. Non-U.S. persons may obtain the appropriate IRS Form W-8 from the IRS website (http://www.irs.gov) or by contacting the Exchange Agent.

FAILURE TO COMPLETE THE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL OR AN APPROPRIATE FORM W-8 MAY RESULT IN WITHHOLDING ON ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON FORM W-9

Guidelines for Determining the Proper Taxpayer Identification Number (“TIN”) to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL SECURITY number of—
1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor

4.	a. The usual revocable savings trust account (grantor is also trustee)	a. The grantor-trustee

	b. So-called trust account that is not a legal or valid trust under state law	b. The actual owner

5.	Sole proprietorship or disregarded entity owned by an individual	The owner

6.	Grantor trust filing under Optional Form 1099 Filing Method 1	The grantor

For this type of account:		Give the EMPLOYER IDENTIFICATION number of—
7.	Disregarded entity not owned by an individual	The owner

8.	A valid trust, estate, or pension trust	The legal entity

9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

11.	Partnership or multi-member LLC	The partnership

12.	A broker or registered nominee	The broker or nominee

13.	Account with the Department of Agriculture in the name of the public entity	The public entity

14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2	The trust

Limited Liability Company or Other Classification

If you are limited liability company or other entity, complete an IRS Form W-9 found on the IRS website www.irs.gov. Be sure to include the information required in the IRS instructions for a Limited Liability Company (LLC) on page 2, or for Other entities on page 3. Return the completed form to the address below.

GUIDELINES FOR CERTIFICATION ON TAXPAYER IDENTIFICATION

NUMBER ON FORM W-9

Obtaining a Number

If you don’t have a TIN or you don’t know your number, obtain a Form SS-5, Application for a Social Security Card, a Form W-7, Application for I.R.S. Individual Taxpayer Identification Number, or a Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding include:

1.	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4.	A foreign government or any of its political subdivisions, agencies or instrumentalities.

5.	An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

6.	A corporation.

7.	A foreign central bank of issue.

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

9.	A futures commission merchant registered with the Commodity Futures Trading Commission.

10.	A real estate investment trust.

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.	A common trust fund operated by a bank under Section 584(a).

13.	A financial institution.

14.	A middleman known in the investment community as a nominee or custodian.

15.	A trust exempt from tax under Section 664 or described in Section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt recipients 1 through 7[2]
[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]

However, the following payments made to a corporation (including gross proceeds paid to an attorney under Section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and healthcare payments, attorneys’ fees and payments for services paid by a federal executive agency.

Exempt payees should complete a Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the “Exempt Payee” box, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes and to cities, states, and the District of Columbia to carry out their tax laws, and may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

The Information Agent for the Exchange Offer is:

GEORGESON INC.

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

1-866-628-6024 (toll-free in the United States)

1-800-223-2064 (toll-free for banks and brokers)

00800 3814-3814 (toll-free in Sweden)

+1-781-575-3340 (all others outside the U.S.)

The exchange agent for the Exchange Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By Mail:	By Overnight:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021